Exhibit 99.2

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)

September 30, 2005

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Table of Contents

September 30, 2005

PAGE
ACCOUNTANTS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Balance Sheet	2
Statement of Operations	3
Statement of Changes in Stockholders’ Equity	4
Statement of Cash Flows	5-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7-12

To the Stockholders and Board of Directors

American Hyperbaric, Inc. and Subsidiaries

We have reviewed the accompanying consolidated balance sheet of American Hyperbaric, Inc. and Subsidiaries as of September 30, 2005, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of American Hyperbaric, Inc. and Subsidiaries.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP

East Meadow, New York

November 30, 2005

1

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Consolidated Balance Sheet (Unaudited)

September 30, 2005

ASSETS
Current Assets
Cash	$1,869,054
Accounts receivable - net of allowance for doubtful accounts of $916,000	3,053,414
Other current assets	31,835

4,954,303

Property and Equipment - net	2,366,347

Due from Affiliates	862,064

$8,182,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$371,381
Current maturities of capital leases	739,935
Due to affiliates	456,859

1,568,175

Long-Term Debt
10% unsecured convertible debentures	1,900,000
Capital leases - net of current maturities	909,012

2,809,012

Minority Interest in Consolidated Subsidiaries	719,614

Commitments and Contingencies

Stockholders’ Equity
Common stock - $0.001 par value - 1,000,000,000 shares authorized; 111,004,840 shares issued and outstanding	111,005
Additional paid-in capital	3,937,444
Accumulated (deficit)	(962,536)

3,085,913

$8,182,714

See accompanying notes and accountants’ report.	2

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2005

Revenue
Fees	$854,242
Rental	22,500

876,742

Expenses
Salaries and contract labor	573,417
Payroll taxes	43,999
Management fees	180,000
Equipment rental	89,568
Depreciation and amortization	49,437
Professional and consulting fees	45,070
Computer	23,614
Office	19,044
Vehicle	19,373
Insurance	14,878
Other	5,254

1,063,654

(Loss) from Operations	(186,912)

Other Expenses
Interest	375,065
Minority interest in net income of consolidated subsidiaries	29,875

404,940

Net (Loss)	$(591,852)

See accompanying notes and accountants’ report.	3

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

For the Three Months Ended September 30, 2005

	Shares	Amount	Additional Paid-In Capital	Accumulated (Deficit)	Total Stockholders’ Equity
Balance - July 1, 2005	45,004,840	$45,005	$350,000	$(370,684)	$24,321
Issuance of common stock in connection with acquisition of interests in limited liability companies	66,000,000	66,000	3,237,444	—	3,303,444
Net (loss)	—	—	—	(591,852)	(591,852)
Discount on convertible debentures	—	—	300,000	—	300,000
Value of warrants issued with convertible debentures	—	—	50,000	—	50,000

Balance - September 30, 2005	111,004,840	$111,005	$3,937,444	$(962,536)	$3,085,913

See accompanying notes and accountants’ report.	4

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2005	Page 1 of 2

Cash Flows from Operating Activities
Net (loss)	$(591,852)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	49,437
Minority interest in net income of consolidated subsidiaries	29,875
Debt discount	300,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	84,388
Other current assets	(31,835)
Increase (decrease) in:
Accounts payable and accrued expenses	241,862

81,875

Cash Flows from Investing Activities
Advances to affiliate	(788,233)
Cash acquired in connection with the acquisition of majority-owned subsidiaries	1,103,613
Acquisition of property and equipment	(109,817)

205,563

Cash Flows from Financing Activities
Principal payments on obligation under capital lease	(312,211)
Receipt of advances from affiliates	(29,284)
Proceeds from issuance of convertible debentures with detachable warrants	1,000,000

808,505

Net Increase in Cash	658,505

Cash - beginning	923,111

Cash - end	$1,869,054

See accompanying notes and accountants’ report.	5

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2005	Page 2 of 2

Supplemental Disclosures of Cash Flow Information
Cash paid:
Interest	$75,065

Income taxes	$—

Non-cash investing and financing activities:
Equipment acquired under capital lease obligations	$1,445,759

Issuance of common stock in exchange for controlling interests in Five LLCs:
Increase in common stock	$66,000
Increase in additional paid-in capital	3,237,444

$3,303,444

Net assets acquired (liabilities assumed):
Cash	$1,103,613
Receivables - net	3,137,802
Property and equipment - net	860,208
Capital lease obligations	(515,399)
Accounts payable and accrued expenses	(106,898)
Due to affiliates - net	(486,143)
Due to minority interests	(689,739)

$3,303,444

See accompanying notes and accountants’ report.	6

AMERICAN HYPERBARIC, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2005

1 - ORGANIZATION AND NATURE OF BUSINESS

American Hyperbaric, Inc. (“AHI”) was organized in the State of Florida on May 25, 2005, in order to provide hospital based wound care centers with hyperbaric oxygen therapy.

On July 1, 2005, AHI became the sole member of six limited liability companies for which it contributed $10,000 to the member/manager of each of the following: (1) Pennsylvania Hyperbaric LLC; (2) Massachusetts Hyperbaric LLC; (3) Meadowlands Hyperbaric, LLC; (4) Ocean County Hyperbaric, LLC; (5) NJ Hyperbaric, LLC; (6) CMC Hyperbaric, LLC.

During July 2005, AHI entered into Contribution Agreements (the “Contribution Agreements”) with five limited liability companies: (1) VB Hyperbaric LLC; (2) Greater Bronx Hyperbaric, LLC; (3) The Square Hyperbaric and Wound Care Center LLC; (4) NY Hyperbaric LLC; (5) St. Joseph Hyperbaric LLC (collectively, the “Five LLCs”), whereby three members of the Five LLCs agreed to exchange their respective interests in the Five LLCs for an aggregate 66,000,000 shares of AHI’s common stock. On September 30, 2005, such members of the Five LLCs exchanged their interests in the Five LLCs for shares of AHI. Each of the three members received 22,000,000 shares.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Principles of Consolidation - The accompanying consolidated financial statements include the accounts of AHI and its wholly-owned and majority-owned subsidiaries (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated. Minority interests in the net assets and earnings or losses of the Five LLCs are reflected in the caption Minority Interest in Consolidated Subsidiaries in the Company’s consolidated balance sheet and the caption Minority interest in net income of consolidated subsidiaries in the Company’s consolidated statement of operations. Minority interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the Five LLCs.

b.	Revenue Recognition - Patient service revenue is recognized at the net realizable amounts from patients, third party payers, and others for services rendered. In accordance with the terms of the individual contracts with hospitals, fee income is earned based upon a flat fee per patient service or as a percentage of the fee collected by the hospital.

c.	Property and Equipment - Property and equipment are recorded at cost. The Company provides for depreciation of property and equipment over their estimated useful lives ranging from 5 to 39 years, using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful lives or the lease terms.

Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments which extend the lives of the assets are capitalized. The cost and accumulated depreciation of assets retired or otherwise disposed of and relieved from the appropriation accounts and any profit or loss on the sale or disposition of such assets is credited or charged to income.

Continued	7

d.	Leases - Leases are classified as capital leases in accordance with the terms of the underlying lease agreements. Capital leases are recorded as assets and the related obligations as liabilities at the lower of fair market value or present value. Such assets are amortized on a basis consistent with the provisions of Statement of Financial Accounting Standards No. 13, Accounting for Leases. The lease payments under capital leases are applied as a reduction of the obligation and interest expense. Leases are included in property and equipment.

e.	Advertising Costs - Advertising costs are expensed as incurred.

f.	Accounts Receivable - Accounts receivable have been reduced for all known bad debts and allowances. In accordance with terms of the underlying contracts, the Company’s revenues generally are not billed until the hospital has collected its related fee from the patient or third party payers. As of September 30, 2005, an allowance for doubtful accounts has been recorded in the accompanying consolidated financial statements based on historical trends and management estimates. Accounts are written off after exhaustive efforts at collection.

g.	Income Taxes - The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance against deferred tax assets is provided when it is more likely than not that the deferred tax asset will not be fully realized. No provision or benefit for income taxes has been included in the accompanying financial statements as the amount is estimated to be insignificant.

h.	Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of commitments and contingencies, if any, at the date of the financial statements, and revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include the collectibility of accounts receivable and the fair value of stock and warrants issued.

i.	Concentration of Credit - The Company places its temporary cash investments with one high credit-quality financial institution. At September 30, 2005, such investments were in excess of the FDIC insurance limit.

j.	Stock Based Compensation - In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement No. 123 (Revised), Share-based Payment, (“FAS 123R”). FAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The scope of FAS 123R includes a wide range of share-based compensation arrangements, including performance-based awards. During the three months ended September 30, 2005, the Company recorded the fair value of shares issued to members of the Five LLCs, as discussed in Note 1.

3 - PRIVATE PLACEMENT

In September 2005, the Company completed a private placement pursuant to which they issued unsecured convertible debentures (the “Debentures”) in an aggregate principal amount of $2,000,000. The private placement was completed in separate closings commencing in June 2005. The proceeds of the private placement are being used primarily for working capital.

Continued	8

The Debentures are due and payable two years from the date of issuance, unless earlier converted. The Debentures bear interest at 10% per annum, which is payable quarterly. The Company reserves the right to satisfy any payment of interest under the Debentures in common stock of the Company at the closing price which common stock issuance may accrue until conversion or redemption. At any time after the original issue date until the Debentures are no longer outstanding, the Debentures are convertible into the Company’s common stock at the option of the holder. The conversion price in effect on any conversion date shall be equal to the lesser of $2.00 or 20% of the average of the 14 closing prices, as defined, immediately prior to such conversion date. The Debentures automatically convert, at the discretion of the Company, if the closing price of the common stock is $3.00 or higher for three consecutive trading days, as defined. If the shares are not then publicly traded, the fair market value of a share of common stock will be determined in good faith by the Company.

For each $2.00 worth of Debentures issued in the private placement, two-year warrants for the purchase of one common share of the Company’s common stock at $2.00 per share (the “Warrants”) were issued. The Warrants were subject to anti-dilution provisions which, following the ten-for-one stock split discussed in Note 9, provided for the purchase of one common share of the Company’s common stock at $0.20 per share. Management has estimated the fair value of each of the Warrants on the date issued to be $0.01 using a Black-Scholes option-pricing model with the following assumptions:

Dividend yield	0%
Expected volatility	25%
Risk-free interest rate	5%
Expected life	1 year

As of September 30, 2005, $2,000,000 had been raised from the private placement and 10,000,000 warrants were outstanding and exercisable. Since the Debentures were issued with detachable warrants, $100,000 of the proceeds was allocated to the Warrants and accounted for as additional paid-in capital. The remainder of the proceeds was allocated to the Debentures. Since the fair value of the common stock into which the Debentures can be converted exceeds the proceeds, the Company allocated a portion of the proceeds to additional paid-in capital. Because the Debentures were immediately convertible, the discount was charged to interest expense at the date of issuance.

4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Medical chambers and equipment - including $1,960,598 under capital leases	$2,169,302
Furniture, fixtures, and computers	26,805
Leasehold improvements	475,697

2,671,804
Less: Accumulated depreciation and amortization - including $164,736 for medical chambers and equipment under capital leases	305,457

$2,366,347

Continued	9

5 - OBLIGATIONS UNDER CAPITAL LEASES

The Company leases medical equipment under capital lease agreements with interest rates ranging from 7.68% to 11.78% over three-year terms. Each lease is guaranteed by certain Company stockholders.

Summary of obligations under capital leases:

Total obligations under capital leases	$1,648,947
Less: Current installments	739,935

$909,012

The following is a schedule by years of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of September 30, 2005:

2006	$835,004
2007	731,565
2008	436,282

Total minimum lease payments amount	2,002,851
Less: Amounts representing interest	353,904

Present Value of Minimum Payments	$1,648,947

6 - DUE FROM (TO) AFFILIATES

The Company has aggregate balances due from (to) affiliates as follows:

Due from Affiliates
South N. Hyperbaric LLC	$93,512
Scranton Hyperbaric LLC	142,249
Muhlenberg Hyperbaric LLC	279,227
Maimonidies Hyperbaric LLC	35,993
JFK Hyperbaric LLC	45,375
Lowell Hyperbaric LLC	198,231
Elise King Hyperbaric LLC	39,293
EIN Hyperbaric LLC	28,184

$862,064

Due (to) Affiliates
New York Hyperbaric and Wound Care LLC	$(430,979)
Clara Maas LLC	(15,509)
South Nassau Hyperbaric LLC	(10,371)

$(456,859)

Such balances are non-interest bearing and due on demand.

Continued	10

For the three months ended September 30, 2005, the Company was billed a management fee by New York Hyperbaric and Wound Care LLC (“Wound Care”), to cover its assessed allocation of administrative costs incurred by Wound Care on behalf of the Company and certain affiliates. Such charges aggregated $180,000 for the three months ended September 30, 2005.

During the three months ended September 30, 2005, one of the Five LLCs rented two of its chambers to an affiliate, Scranton Hyperbaric LLC, on a month-to-month basis. Rental revenue amounted to $22,500 for the three months ended September 30, 2005.

7 - BANK LINE OF CREDIT

A $5,000,000 bank line of credit, which is secured by the assets of the Five LLCs and certain affiliates’ assets, and personally guaranteed by certain of the Company’s stockholders, is available to the Five LLCs and certain of their affiliates. At September 30, 2005, Wound Care has an outstanding balance of $2,400,000 under this facility. The available balance under this agreement varies as availability is based upon the aggregate eligible receivables of the Company and its affiliates, as defined in the agreement. The outstanding balance bears interest at the bank’s prime rate. The agreement expires in June 2008.

8 - EQUIPMENT RENTAL COMMITMENTS

During 2005, the Five LLCs leased certain medical chambers under two long-term agreements with a third party. Rental costs are based on patient activity. One contract provides for a minimum rental of $8,500 per month. The second contract provides for a maximum of $18,500 per month. The duration of these commitments is intended to coincide with the Company’s tenure at the specific medical facilities involved.

During the three months ended September 30, 2005, equipment rentals of such equipment amounted to $89,568.

9 - SUBSEQUENT EVENTS

On October 1, 2005, the Company granted 11,525,000 shares to consultants for services rendered.

On October 28, 2005, the Company entered into an Agreement and Plan of Reorganization with Kevcorp Services, Inc. (“Kevcorp”), a publicly-held corporation, whereby all the outstanding shares of the Company will be acquired by Kevcorp in exchange for shares of Kevcorp in a tax-free reorganization. Following the reorganization, the Company will be a wholly-owned subsidiary of Kevcorp. The consummation of these transactions is expected to take place during December 2005.

On November 1, 2005, the Company’s directors determined that it was in the best interests of its stockholders to raise up to an additional $2,000,000 through a second private placement. Accordingly, the Company offered convertible debentures and two-year warrants using the same terms as the initial private placement discussed in Note 3. As of the date of this report, an additional $400,000 was raised by the Company pursuant to this second private placement.

On November 8, 2005, the Company entered into a consulting agreement with two individuals (the “Consultants”) pursuant to which the Consultants shall receive an aggregate fee of $25,000 in cash and 500,000 shares of common stock in the Company. The fee shall be due only upon the closing of a successful merger between the Company and Kevcorp, as further discussed above. The shares will be issued to the Consultants on the merger closing date and the cash is payable within 30 days of the merger closing date.

Continued	11

On November 8, 2005, the Company’s directors approved revising the Company’s Articles of Incorporation to increase the authorized shares of the Company to 1,500,000,000 shares of common stock.

On November 9, 2005, the Company authorized a ten-for-one forward stock split on all issued and outstanding shares of common stock as of the close of business on November 9, 2005. The capital stock accounts and all share data in this report give effect to the stock split, applied retroactively, to the period presented.

On November 10, 2005, certain holders of the Debentures elected to convert all principal at an exercise rate of $0.134.

12